                                                                   EXHIBIT 99.1


FOR IMMEDIATE RELEASE                           CONTACT:  LONNIE J. STOUT II OR
                                                          R. GREGORY LEWIS
                                                          (615-269-1900)


                       J. ALEXANDER'S CORPORATION REPORTS
                        FIRST QUARTER OPERATING RESULTS

                           SAME STORE SALES RISE 2.1%

         NASHVILLE, TN., April 23, 2003 - J. Alexander's Corporation (AMEX:
JAX), owner and operator of 25 J. Alexander's full-service, contemporary upscale American restaurants in 12 states, today reported operating results for the first quarter of 2003.

         For the first quarter ended March 30, 2003, net income was $631,000, or $.09 per diluted share, as compared to $406,000, or $.06 per diluted share, achieved in the comparable quarter of 2002. Net income for the first quarter of 2002 includes a goodwill impairment charge of $171,000, or $.02 per diluted share, which was recorded as a cumulative effect of change in accounting principle in connection with the adoption of SFAS No. 142 "Goodwill and Other Intangible Assets" by the Company as of the beginning of fiscal year 2002.

         J. Alexander's Corporation's net sales for the first quarter of 2003 rose to $26,450,000 from $25,632,000 recorded in the first period of 2002. The Company's weekly same store sales average, which included restaurants open for more than 18 months, increased by 2.1% to $83,600 in the first quarter of 2003 from $81,900 recorded in the corresponding quarter of 2002. For the most recent quarterly period, the average weekly sales per restaurant climbed 1.6% to $83,500 from $82,200 in the first quarter of 2002.

         "Our financial performance for the first quarter of 2003 was in line with our expectations," said Lonnie J. Stout II, chairman, president and chief executive officer. "Our results included pre-opening expenses of $271,000 from the opening of our Northbrook, Illinois (metropolitan Chicago) restaurant and net interest expense of $536,000, up $239,000 from the same quarter of 2002.

         "We are continuing to focus on being the best high-quality service and food provider in our segment of the restaurant industry," Stout said. "While the economy, the war in Iraq and severe weather in the Midwest all created challenges for us in the first quarter of 2003, we are pleased that we were able to increase same store sales and guest counts in that environment. We believe this is a strong endorsement of our concept and an indication of the positive dining experience we are providing to our guests."

         Stout noted that the Company's cost of sales decreased from 32.0% in the first quarter of 2002 to 31.8% in the most recent quarter. Total restaurant operating expenses as a per cent of net sales decreased from 86.6% in the first period of 2002 to 86.2% in the most recent quarter, with restaurant margins improving from 13.4% to 13.8%.

         For the remainder of 2003, J. Alexander's Corporation expects to open one new restaurant. The newest J. Alexander's restaurant will be in Chicago, Illinois and will become the third in the greater Chicago area. The opening is currently planned for the fourth quarter.

         J. Alexander's Corporation owns and operates 25 J. Alexander's restaurants in Alabama, Colorado, Florida, Georgia, Illinois, Kansas, Kentucky, Louisiana, Michigan, Ohio, Tennessee and Texas. J. Alexander's is a contemporary American restaurant placing a special emphasis on food quality and professional service. The Company is headquartered in Nashville, Tennessee.


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
This press release contains forward-looking statements that involve risks and uncertainties. Actual results, performance or developments could differ materially from those expressed or implied by those forward-looking statements as a result of known or unknown risks, uncertainties and other factors, including those associated with the Company's ability to increase sales and profitability in certain of its restaurants, and others described from time-to-time in the Company's filings with the Securities and Exchange Commission, press releases and other communications.


                                     # # #


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
J. ALEXANDER'S CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                            Quarters Ended
                                                                                    -----------------------------
                                                                                    MARCH 30             March 31
                                                                                      2003                 2002
                                                                                    --------             --------

Net sales ..............................................................            $ 26,450             $ 25,632

Costs and expenses:
   Cost of sales .......................................................               8,415                8,202
   Restaurant labor and related costs ..................................               8,571                8,395
   Depreciation and amortization of restaurant property and equipment ..               1,059                1,094
   Other operating expenses ............................................               4,751                4,513
                                                                                    --------             --------
     Total restaurant operating expenses ...............................              22,796               22,204

General and administrative expenses ....................................               1,886                2,082
Pre-opening expense ....................................................                 271                   --
                                                                                    --------             --------
Operating income .......................................................               1,497                1,346
Other income (expense):
   Interest expense, net ...............................................                (536)                (297)
   Other, net ..........................................................                 (19)                 (19)
                                                                                    --------             --------
     Total other expense ...............................................                (555)                (316)
                                                                                    --------             --------
Income before income taxes and cumulative effect of
     change in accounting principle ....................................                 942                1,030
Income tax provision ...................................................                (311)                (453)
                                                                                    --------             --------
Income before cumulative effect of change in accounting principle ......                 631                  577
Cumulative effect of change in accounting principle ....................                  --                 (171)
                                                                                    --------             --------
Net income .............................................................            $    631             $    406
                                                                                    ========             ========

Basic earnings per share:
   Income before cumulative effect of change in accounting principle ...            $    .10             $    .09
   Cumulative effect of change in accounting principle .................                  --                 (.03)
                                                                                    --------             --------
   Basic earnings per share ............................................            $    .10             $    .06
                                                                                    ========             ========

Diluted earnings per share:
   Income before cumulative effect of change in accounting principle ...            $    .09             $    .08
   Cumulative effect of change in accounting principle .................                  --                 (.02)
                                                                                    --------             --------
   Diluted earnings per share ..........................................            $    .09             $    .06
                                                                                    ========             ========

Weighted average number of shares:
   Basic earnings per share ............................................               6,616                6,787
   Diluted earnings per share ..........................................               6,702                6,817

J. ALEXANDER'S CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
PERCENTAGES OF SALES

                                                                                            Quarters Ended
                                                                                    --------------------------------
                                                                                     MARCH 30              March 31
                                                                                       2003                  2002
                                                                                    ---------              ---------

Net sales ..............................................................                100.0%                 100.0%

Costs and expenses:
   Cost of sales .......................................................                 31.8                   32.0
   Restaurant labor and related costs ..................................                 32.4                   32.8
   Depreciation and amortization of restaurant property and equipment ..                  4.0                    4.3
   Other operating expenses ............................................                 18.0                   17.6
                                                                                    ---------              ---------
     Total restaurant operating expenses ...............................                 86.2                   86.6

Restaurant operating income ............................................                 13.8                   13.4

General and administrative expenses ....................................                  7.1                    8.1
Pre-opening expense ....................................................                  1.0                     --
                                                                                    ---------              ---------
Operating income .......................................................                  5.7                    5.3
Other income (expense):
   Interest expense, net ...............................................                 (2.0)                  (1.2)
   Other, net ..........................................................                 (0.1)                  (0.1)
                                                                                    ---------              ---------
     Total other expense ...............................................                 (2.1)                  (1.2)
                                                                                    ---------              ---------
Income before income taxes and cumulative effect of
   change in accounting principle ......................................                  3.6                    4.0
Income tax provision ...................................................                 (1.2)                  (1.8)
                                                                                    ---------              ---------
Income before cumulative effect of change in accounting principle ......                  2.4                    2.3
Cumulative effect of change in accounting principle ....................                   --                   (0.7)
                                                                                    ---------              ---------

Net income .............................................................                  2.4%                   1.6%
                                                                                    =========              =========
Note: Certain percentage totals do not sum due to rounding.

AVERAGE WEEKLY SALES INFORMATION:

Average weekly sales per restaurant ....................................            $  83,500              $  82,200
Percent increase .......................................................                  1.6%

Same store weekly sales per restaurant(1) .............................            $  83,600              $  81,900
Percent increase .......................................................                  2.1%


(1)  Includes the twenty-two restaurants open for more than eighteen months.

J. ALEXANDER'S CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(DOLLARS IN THOUSANDS)

                                                             MARCH 30          December 29
                                                               2003               2002
                                                             --------          -----------

                      ASSETS

Current Assets
      Cash and cash equivalents .................            $ 3,283            $10,525
      Deferred income taxes .....................                488                488
      Other current assets ......................              1,960              1,887
                                                             -------            -------
         Total current assets ...................              5,731             12,900

Other assets ....................................              1,023                951
Property and equipment, net .....................             70,621             69,521
Deferred income taxes ...........................                712                712
Deferred charges, net ...........................                930                949
                                                             -------            -------
                                                             $79,017            $85,033
                                                             =======            =======


       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities .............................            $10,932            $17,495
Long-term obligations ...........................             24,308             24,451
Other long-term liabilities .....................              2,516              2,288
Stockholders' equity ............................             41,261             40,799
                                                             -------            -------
                                                             $79,017            $85,033
                                                             =======            =======


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